As filed with the Securities and Exchange Commission on April, 5, 2012.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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BALLARD POWER SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Canada	3620	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

9000 Glenlyon Parkway, Burnaby, British Columbia V5J 5J8
(604) 454-0900
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue, New York, New York 10011, (212) 894-8940
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

Copies to:

Tony Guglielmin Ballard Power Systems Inc. 9000 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 (604) 454-0900	Randal R. Jones Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800
___________________________________

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

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It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Preferred Shares Common Shares Warrants to Purchase Equity Securities
Total	U.S.$75,000,000	U.S.$75,000,000	U.S.$8,595

(1)
There are being registered under this Registration Statement such indeterminate number of preferred shares, common shares and warrants to purchase equity securities of the Registrant as shall have an aggregate initial offering price of U.S.$75,000,000.  Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.  The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of securities under this Registration Statement.  The securities registered hereby include (i) an indeterminate amount and number of Common Shares and Preferred Shares as may be issued upon conversion of Preferred Shares or pursuant to any anti-dilution provisions of any such securities and (ii) an indeterminate number of Common Shares and Preferred Shares (with associated rights to purchase Common Shares or Preferred Shares, if any) as may be issuable or deliverable upon exercise of Warrants, and as may be required for delivery upon exercise of any Warrants as a result of anti-dilution provisions.

(2)	In United States dollars or the equivalent thereof in Canadian dollars.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada except Quebec but has not yet become final for the purpose of the sale of securities.  Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended.  The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada except Quebec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information.  The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8,  and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 5, 2012

BALLARD POWER SYSTEMS INC.

US$75,000,000

Common Shares
Preferred Shares
Warrants
Units

Ballard Power Systems Inc. ("Ballard", the "Company", "we" or "us") may offer and issue from time to time common shares of the Company ("Common Shares"), preferred shares of the Company ("Preferred Shares", together with Common Shares, the "Shares"), warrants to purchase Common Shares ("Warrants"), any combination of Common Shares and Warrants ("Units") or any combination thereof (all of the foregoing collectively, the "Securities") up to an aggregate initial offering price of US$75,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains effective.  Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (collectively or individually, as the case may be, a "Prospectus Supplement").

All information required to be included in a short form prospectus but permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") under the symbol "BLD" and on the Nasdaq Stock Market ("NASDAQ") under the symbol "BLDP".  Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement.  This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors". The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to U.S. legal matters.

Investing in the Securities involves significant risks. Investors should carefully read the "Risk Factors" section in this Prospectus beginning on page 6, in the documents incorporated by reference herein, and in the applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system ("MJDS") adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Investors should be aware that such requirements are different from those of the United States. Annual financial statements for the year ended December 31, 2011 included or incorporated herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as adopted by International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Canada, that some or all of the Company's officers and directors are residents of Canada, and that all or a substantial portion of the Company's assets and all or a substantial portion of the assets of said persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered, (iii) in the case of Warrants, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, the offering price, the currency, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered, and (iv) in the case of Units, the designation, number of Common Shares and Warrants comprising the Units, the offering price, the currency and any other terms specific to the Units being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

Investors should be aware that the acquisition, holding or disposition of the Securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein.  You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities.  The Company may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to

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the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See "Plan of Distribution".

The financial information of the Company contained in the documents incorporated by reference herein are presented in United States dollars.  References in this Prospectus to "$" and "US$" are to United States dollars. Canadian dollars are indicated by the symbol "CDN$".

The Company's registered office is located at Suite 1700, Park Place, 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 2X8 and the Company's principal executive and head office is located at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada  V5J 5J8.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada  V5J 5J8, or by telephone at 604.454.0900, and are also available electronically at www.sedar.com.

The Company is subject to the information requirements of the United States Securities Exchange Act of 1934 (the "U.S. Exchange Act"), as amended, and in accordance therewith files reports and other information with the SEC. Under MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document the Company files with or furnishes to the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. The Company's filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

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TABLE OF CONTENTS

DESCRIPTION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
FINANCIAL INFORMATION AND CURRENCY	2
THE COMPANY	3
RECENT DEVELOPMENTS	6
RISK FACTORS	6
USE OF PROCEEDS	13
CONSOLIDATED CAPITALIZATION	13
DESCRIPTION OF SHARE CAPITAL	13
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF UNITS	15
PRICE RANGE AND TRADING VOLUMES	16
PRIOR SALES	17
PLAN OF DISTRIBUTION	17
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	19
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	22
DOCUMENTS INCORPORATED BY REFERENCE	27
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	28
INTERESTS OF EXPERTS	28
TRANSFER AGENT AND REGISTRAR	28
LEGAL MATTERS	28
AUDITORS	28
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	28
ENFORCEABILITY OF CIVIL LIABILITIES	28
AUDITORS’ CONSENT	C-1
CERTIFICATE OF THE COMPANY	C-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on the beliefs of management and reflect our current expectations as contemplated under the safe harbor provisions of Section 21E of the U.S. Exchange Act, as amended, and within the meaning of applicable Canadian securities legislation.  When used in this Prospectus, the words "estimate", "project", "believe", "anticipate", "intend", "expect", "plan", "predict", "may", "should", "will", or the negatives of these words or other variations thereof and comparable terminology are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements, including, without limitation the following risks and uncertainties which are discussed in the section of this Prospectus entitled "Risk Factors": we may not be able to achieve commercialization of our products on the timetable we anticipate, or at all; we expect our cash reserves will be reduced due to future operating losses and working capital requirements, and we cannot provide certainty as to how long our cash reserves will last or that we will be able to access additional capital when necessary; a mass market for our products may never develop or may take longer to develop than we anticipate; we may not be able to successfully execute our business plan; we have limited experience manufacturing fuel cell products on a commercial basis; global economic conditions are beyond our control and may have an adverse impact on our business or our key suppliers and/or customers; potential fluctuations in our financial and business results make forecasting difficult and may restrict our access to funding for our commercialization plan; we could be adversely affected by risks associated with acquisitions; we are subject to risks inherent in international operations; exchange rate fluctuations are beyond our control and may have a material adverse effect on our business, operating results, financial condition and profitability; commodity price fluctuations are beyond our control and may have a material adverse effect on our business, operating results, financial condition and profitability; we are dependent upon original equipment manufacturers and systems integrators to purchase certain of our products; we are dependent on third party suppliers for the supply of key materials and components for our products; we currently face and will continue to face significant competition; we could lose or fail to attract the personnel necessary to run our business; public policy and regulatory changes could hurt the market for our products; we depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success; we could be liable for environmental damages resulting from our research, development or manufacturing operations; our products use flammable fuels, which could subject our business to product liability claims; and the other risks and uncertainties discussed elsewhere in this Prospectus.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section titled "Risk Factors" in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

FINANCIAL INFORMATION AND CURRENCY

The financial statements of the Company incorporated by reference in this Prospectus are reported in United States dollars.  The Company transitioned to International Financial Reporting Standards ("IFRS") effective January 1, 2010 and the Company's consolidated financial statements for the years ended December 31, 2011 and 2010, as incorporated by reference in this Prospectus, have been prepared in accordance with IFRS.

References in this Prospectus to "$" and "US$" are to United States dollars. Canadian dollars are indicated by the symbol "CDN$".

The following table sets forth (i) the rate of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the Canadian dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for the Canadian dollar, expressed in U.S. dollars, during such periods, each based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into U.S. dollars:

		Fiscal Year Ended December 31
	January 1 to March 30, 2012	2011	2010
Rate at the end of period	1.0009	0.9833	1.0054
Average rate during period	0.9989	1.0111	0.9709
Highest rate during period	1.0153	1.0583	1.0054
Lowest rate during period	0.9735	0.9430	0.9278

On April 4, 2012, the closing exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = CDN$0.9964.

THE COMPANY

Name, Address and Incorporation

The Company was incorporated on November 12, 2008 under the Canada Business Corporations Act, under the name "7076991 Canada Inc.".  The Company changed its name to "Ballard Power Systems Inc." on December 31, 2008.  The Company's head office is located at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada  V5J 5J8, and its registered office is located at Suite 1700, 666 Burrard Street, Vancouver, British Columbia, Canada  V6C 2X8.

The Company is the successor to Ballard Power Systems Inc. ("Predecessor Ballard"), a British Columbia company incorporated on May 30, 1989.  On December 31, 2008, pursuant to a plan of arrangement under the Canada Business Corporations Act involving Predecessor Ballard, the Company and certain other parties, all assets and all liabilities (other than certain tax liabilities) of Predecessor Ballard were transferred to the Company, which was then a newly incorporated company.

Intercorporate Relationships

We have four principal subsidiaries and affiliates: Ballard Material Products Inc., a Delaware corporation that develops and manufactures carbon fiber products for use in the automotive and fuel cell markets; Dantherm Power A/S ("Dantherm Power"), a Denmark-based corporation jointly owned with Danfoss Ventures A/S ("Danfoss") and Dantherm A/S ("Dantherm") that develops clean energy backup power systems across Europe; AFCC Automotive Fuel Cell Cooperation Corp. ("AFCC"), a British Columbia corporation that develops fuel cell products for the automotive fuel cell market; and BDF IP Holdings Ltd. ("IP Holdings"), a Canadian corporation that holds intellectual property assets.

The following chart shows these principal subsidiaries and affiliates, their respective jurisdictions of incorporation and our percentage of share ownership in each of them, all as of the date of this Prospectus:

Notes

(1)
Ballard holds a 52% interest in Dantherm Power, which it acquired pursuant to a shareholder agreement dated January 18, 2010 with Dantherm and Danfoss in exchange for an initial investment of DKK 30 million (approximately $6 million) funded in two tranches in January and August 2010. The remaining 48% is held by Dantherm and Danfoss.

(2)
Ballard holds a 19.9% minority interest in AFCC with 50.1% held by Daimler AG ("Daimler") and 30% held by Ford Motor Company ("Ford").  Ballard's minority interest in AFCC is the subject of a forward-sale arrangement with Ford. On December 21, 2009, Ballard closed an agreement with a financial institution to monetize its rights under the purchase agreement with Ford for initial net proceeds of approximately $34 million and a further contingent payment of $7.5 million due on or before January 31, 2013 (the contingent payment was subsequently monetized and extinguished for $5 million in July 2010).

(3)
Ballard holds all of the non-voting, participating shares of IP Holdings and 34% of the voting, non-participating shares of IP Holdings, with each of Daimler and Ford holding 33% of the voting, non-participating shares.

Business of the Company

At Ballard, we are building a clean energy growth company.  We are recognized as a world leader in proton exchange membrane ("PEM") fuel cell development and commercialization. Our principal business is the design, development, manufacture, sale and service of fuel cell products for a variety of applications, focusing on motive power (material handling and buses) and stationary power (back-up power and distributed generation) markets. We also provide engineering services for a variety of fuel cell applications. A fuel cell is an environmentally clean electrochemical device that combines hydrogen fuel with oxygen (from the air) to produce electricity.  Ballard fuel cell products feature high fuel efficiency, low operating temperature, low noise and vibration, compact size, quick response to changes in electrical demand, modular design and environmental cleanliness.

Our focus is on leveraging the inherent reliability and durability derived in our legacy automotive technology into non-automotive markets where demand is near term.  Our target markets include: motive power (material handling and buses) and stationary power (back-up power and distributed generation).  We are also actively considering other key markets for which our products are well suited and we are confident that there are opportunities for our products in additional geographic markets as well as product extension opportunities in different applications.

Market Segments

We operate in two market segments:

●
Fuel Cell Products: fuel cell products and services for motive power (material handling and bus markets) and stationary power (back-up power and distributed generation markets) and engineering services for a variety of fuel cell applications; and

●	Material Products: carbon fiber products primarily for automotive transmissions and gas diffusion layers ("GDLs") for fuel cells.

Markets and Products

Ballard's product offering provides for a cost effective and flexible set of fuel cell power solutions.  Ballard provides products and services in five distinct classes:

●
Fuel cell stacks:  Ballard provides fuel cell stacks to original equipment manufacturer ("OEM") customers and system integrators that use the stacks to produce fuel cell systems for power solutions.  As the stack provider, Ballard is the power inside the system.

●
Fuel cell modules:  Ballard builds the stacks into self-contained modules that are plug-and-play into a larger system.  As a fuel cell module provider, we make it easier for OEMs and system integrators to create fuel cell systems.

●	Fuel cell systems: Ballard also builds complete fuel cell systems that are designed to solve certain energy needs of our customers.
●	Material Products: We design, develop, manufacture, sell and service carbon fiber materials that can be used in a variety of fuel cell and non-fuel cell applications.
●	Engineering Services: We provide engineering services for a variety of fuel cell applications.

Fuel Cell Products

Motive Power - Material Handling

The material handling market includes industrial vehicles such as forklifts, automated guided vehicles ("AGVs") and ground support equipment.  Our initial focus is on battery-powered Class 1 counter balance lift trucks, Class 2 reach trucks and Class 3 pallet forklifts and AGVs. Our primary product for the material handling market is the FCvelocity®-9SSL, which is applicable to Class 1, Class 2 and Class 3 forklift truck solutions.  We supply the FCvelocity®-1020ACS, our second-generation air-cooled fuel cell product, for light-duty material handling applications.

Motive Power - Buses

We provide fuel cell modules for public transit buses.  These fuel cell buses rely on centralized fuelling depots that simplify the hydrogen infrastructure requirements and are government-subsidized, thus enabling the purchase of pre-commercial fleets.

Ballard designs and manufactures the FCvelocity®-HD6 fuel cell module delivering 75 - 150 kW of power for use in the bus market.  Ballard supplies the fuel cell modules to hybrid drive and coach manufacturer customers that deliver zero-emission fuel cell-powered buses to transit operators around the world.

Stationary Power - Back-up Power

Our focus in the back-up power market is on the telecommunications industry, which is currently dominated by batteries and diesel generators. The back-up power market is characterized by infrequent power demand, where outages typically occur monthly or less frequently and last less than eight hours; whereas the supplemental power market is characterized by often daily outages lasting 4-8 hours or more.

The FCgen®-1020ACS fuel cell product is our primary stack platform in the back-up power market.

Dantherm Power develops clean energy fuel cell backup power systems for telecom equipment suppliers for installation in either indoor or outdoor applications.  In 2010, Dantherm Power launched two new hydrogen-fuelled systems utilizing Ballard's FCgen®-1020ACS fuel cell product: the DBX 2000 (2kW) and DBX 5000 (5kW).

Stationary Power - Distributed Generation

Large scale distributed generation ("DG") is an exploratory new market for Ballard.  We first entered into this space in 2009, with the announcement of the supply agreement to deliver a 1 MW solution utilizing our motive power fuel cells to FirstEnergy, an Ohio based energy company, for use in a utility load management demonstration project.  The unit was shipped in the third quarter of 2010, and began operation on November 1, 2010.  The unit is expected to be operated for demonstration purposes until 2015 and to serve as an important reference site in this market.

The second generation DG product currently under development is the Ballard CLEARgen™ fuel cell system.  The CLEARgen™ system is a complete turnkey for zero-emission power. The system can operate continuously for baseload power generation, or intermittently, providing peak power during times of high demand. The 1 MW modular units are scalable in 500 kW increments, enabling tailored solutions to meet each customer's needs.

Engineering Services

During the last half of 2011, we refined our business strategy and established a new engineering services operating unit in order to leverage our expertise in fuel cell design, prototyping, manufacturing and servicing.  This new operating unit offers a full suite of fuel cell engineering solutions for a variety of fuel cell applications and is recorded in our core fuel cell products segment.

Material Products

We develop, manufacture and sell carbon-based engineered material products into a variety of markets. These products are in the form of roll goods as either woven carbon fiber textile fabrics or as carbon fiber papers.  A major application for carbon fiber fabrics is the friction surface in torque converters for light vehicle automatic transmissions.  We are a Tier 1 supplier with QS-9000 and TS-16949 quality certification. Our AvCarb™ GDL materials are available in continuous rolls, and are designed to enable membrane electrode assemblies (MEA) to be manufactured using high-speed automated assembly techniques. The first two members of this family of products are the AvCarb™ P-50 and the AvCarb™ P-50T.

Intellectual Property

Ballard's technical strengths lie in our proprietary MEA design, combined with our extensive stack and system integration capabilities, which enables development of complete end-user systems that meet or exceed customer specifications, across a wide range of market applications. Our intellectual property covers multiple aspects of our technology, including: materials and components; cell, stack and systems architecture; stack/system operation and control; and manufacturing processes.  Our intellectual property portfolio is not limited to our patents and patent applications; it also includes know-how and trade secrets developed over more than 25 years of research and product development.

We also hold licence rights to additional intellectual property from a number of third parties.

RECENT DEVELOPMENTS

In April 2011, Ballard entered into an agreement with Toyota Motor Sales U.S.A., Inc. to deploy a 1 MW CLEARgen™ fuel cell system to provide peak electrical power and heat at the Toyota facility in Torrance, California.

On May 24, 2011, Ballard announced that its material products division was awarded the US Department of Energy's 2011 Annual Merit Review Award, recognizing Ballard's success in reducing the manufacturing cost of GDL material.

In July 2011, Ballard received a purchase order from Plug Power Inc. for a minimum purchase of 3,250 Ballard fuel cell stacks by the end of 2012, which included requirements for the air-cooled FCvelocity™-1020ACS product.

On July 27, 2011, Ballard announced that Dantherm Power signed a collaboration agreement with Delta Power Solutions (India) Pvt. Ltd., a subsidiary of Delta Electronics (Thailand) PLC and part of the Delta Group, the world's leading energy saving solutions provider, to market clean energy fuel cell power solutions in the India telecommunications sector. On November 1, 2011, Ballard announced that Dantherm Power received an initial purchase order for 30 DBX2000 fuel cell systems from Delta pursuant to the collaboration agreement.

On December 14, 2011, Ballard signed an equipment supply agreement with Van Hool NV, Europe's fourth largest bus manufacturer, for 21 of its latest generation FCvelocity™-HD6 fuel cell power modules. The 21 FCvelocity™-HD6 modules will power zero-emission buses to be deployed in several European cities, which will be named following completion of the associated contracts between Van Hool NV and public transit authorities in such cities.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, our business could be materially harmed.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business.

Risks Related to our Business

We may not be able to achieve commercialization of our products on the timetable we anticipate, or at all.

We cannot guarantee that we will be able to develop commercially viable fuel cell products on the timetable we anticipate, or at all. The commercialization of our fuel cell products requires substantial technological advances to improve the durability, reliability and performance of these products, and to develop commercial volume manufacturing processes for these products. It also depends upon our ability to significantly reduce the costs of these products, since they are currently more expensive than products based on existing technologies, such as internal combustion engines (ICE) and batteries.  We may not be able to sufficiently reduce the cost of these products without reducing their performance, reliability and durability, which would adversely affect the willingness of consumers to buy our products.  We cannot guarantee that we will be able to internally develop the technology necessary for commercialization of our fuel cell products or that we will be able to acquire or license the required technology from third parties.

In addition, before we release any product to market, we subject it to numerous field tests. These field tests may encounter problems and delays for a number of reasons, many of which are beyond our control.  If these field tests reveal technical defects or reveal that our products do not meet performance goals, our commercialization schedule could be delayed, and potential purchasers may decline to purchase our products.

We expect our cash reserves will be reduced due to future operating losses and working capital requirements, and we cannot provide certainty as to how long our cash reserves will last or that we will be able to access additional capital when necessary.

We expect to incur continued losses and generate negative cash flow until we can produce sufficient revenues to cover our costs.  We may never become profitable.  Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.  For the reasons discussed in more detail below, there are substantial uncertainties associated with our achieving and sustaining profitability.  We expect our cash reserves will be reduced due to future operating losses and working capital requirements, and we cannot provide certainty as to how long our cash reserves will last or that we will be able to access additional capital if and when necessary.

A mass market for our products may never develop or may take longer to develop than we anticipate.

Our fuel cell products represent emerging markets, and we do not know whether end-users will want to use them in commercial volumes.  In such emerging markets, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk.  The development of a mass market for our fuel cell products may be affected by many factors, some of which are beyond our control, including the emergence of newer, more competitive technologies and products, the cost of fuels used by our products, regulatory requirements, consumer perceptions of the safety of our products and related fuels, and end-user reluctance to buy a new product.

If a mass market fails to develop, or develops more slowly than we anticipate, we may never achieve profitability.  In addition, we cannot guarantee that we will continue to develop, manufacture or market our products if sales levels do not support the continuation of the product.

We may not be able to successfully execute our business plan.

The execution of our business plan poses many challenges and is based on a number of assumptions.  We may not be able to successfully execute our business plan.  If we experience significant cost overruns on our programs, or if our business plan is more costly than we anticipate, certain research and development activities may be delayed or eliminated, resulting in changes or delays to our commercialization plans, or we may be compelled to secure additional funding (which may or may not be available) to execute our business plan.  We cannot predict with certainty our future revenues or results from our operations.  If the assumptions on which our revenue or expenditure forecasts are based change, the benefits of our business plan may change as well.  In addition, we may consider expanding our business beyond what is currently contemplated in our business plan.  Depending on the financing requirements of a potential acquisition or new product opportunity, we may be required to raise additional capital through the issuance of equity or debt.  If we are unable to raise additional capital on acceptable terms, we may be unable to pursue a potential acquisition or new product opportunity.

We have limited experience manufacturing fuel cell products on a commercial basis.

To date, we have limited experience manufacturing fuel cell products on a commercial basis.  We cannot be sure that we will be able to develop efficient, low-cost, high-volume automated processes that will enable us to meet our cost goals and profitability projections.  While we currently have sufficient production capacity to fulfill customer orders in the near-term, we expect that we will increase our production capacity based on market demand.  We cannot be sure that we will be able to achieve any planned increases in production capacity or that unforeseen problems relating to our manufacturing processes will not occur.  Even if we are successful in developing high-volume automated processes and achieving planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy customer demand.  If our business does not grow as quickly as anticipated, our existing and planned manufacturing facilities would, in part, represent excess capacity for which we may not recover the cost, in which case our revenues may be inadequate to support our committed costs and planned growth, and our gross margins and business strategy would be adversely affected.  Any of these factors could have a material adverse effect on our business, results of operations and financial performance.

7

Global economic conditions are beyond our control and may have an adverse impact on our business or our key suppliers and/or customers.

Current global economic conditions may adversely affect the development of sales of our products, and thereby delay the commercialization of our products.  Customers and/or suppliers may not be able to successfully execute their business plans; product development activities may be delayed or eliminated; new product introduction may be delayed or eliminated; end-user demand may decrease; and some companies may not continue to be commercially viable.

Potential fluctuations in our financial and business results make forecasting difficult and may restrict our access to funding for our commercialization plan.

We expect our revenues and operating results to vary significantly from quarter to quarter.  As a result, quarter to quarter comparisons of our revenues and operating results may not be meaningful.  Due to the stage of development of our business, it is difficult to predict our future revenues or results of operations accurately.  We are also subject to normal operating risks such as credit risks, foreign currency risks and fluctuations in commodity prices.  As a result, it is possible that in one or more future quarters, our operating results may fall below the expectations of investors and securities analysts.  Not meeting investor and security analyst expectations may materially and adversely impact the trading price of the Common Shares and the price of other Securities, and restrict our ability to secure required funding to pursue our commercialization plans.

We could be adversely affected by risks associated with acquisitions.

We may in the future, seek to expand our business through acquisitions. Any such acquisitions will be in part dependent on management's ability to identify, acquire and develop suitable acquisition targets in both new and existing markets. In certain circumstances, acceptable acquisition targets might not be available. Acquisitions involve a number of risks, including: (i) the possibility that we, as successor owner, may be legally and financially responsible for liabilities of prior owners; (ii) the possibility that we may pay more than the acquired company or assets are worth; (iii) the additional expenses associated with completing an acquisition and amortizing any acquired intangible assets; (iv) the difficulty of integrating the operations and personnel of an acquired business; (v) the challenge of implementing uniform standards, controls, procedures and policies throughout an acquired business; (vi) the inability to integrate, train, retrain and motivate key personnel of an acquired business; and (vii) the potential disruption of our ongoing business and the distraction of management from our day-to-day operations. These risks and difficulties, if they materialize, could disrupt our ongoing business, distract management, result in the loss of key personnel, increase expenses and otherwise have a material adverse effect on our business, results of operations and financial performance. These risks are also applicable to the acquisition of our interest in Dantherm Power in the first quarter of 2010.

We are subject to risks inherent in international operations.

Our success depends in part on our ability to secure international customers.  We have limited experience developing and manufacturing products that meet foreign regulatory and commercial requirements in our target markets.  We face numerous challenges in our international business activities, including war, insurrection, civil unrest, strikes and other political risks, negotiation of contracts with government entities, unexpected changes in regulatory and other legal requirements, fluctuations in currency restrictions and exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws.  Any of these factors could have a material adverse effect on our business, results of operations and financial performance.

Exchange rate fluctuations are beyond our control and may have a material adverse effect on our business, operating results, financial condition and profitability.

Our revenues are particularly affected by fluctuations in the exchange rate between the Canadian dollar and the United States dollar.  We generate approximately 90% of our revenues in United States dollars while approximately 60% of our operating expenses, cost of revenues and capital expenditures are in Canadian dollars.  As a result, any decrease in the value of the United States dollar relative to the Canadian dollar reduces the amount of Canadian dollar revenues we realize on sales, without a corresponding decrease in expenses.  Exchange rate fluctuations are beyond our control, and the United States dollar may depreciate against the Canadian dollar in the future, which would result in lower revenues and margins.  In order to reduce the potential negative effect of a weakening United States dollar, we have entered into various hedging programs.  However, if the Canadian dollar increases in value, it will negatively affect our financial results and our competitive position compared to other fuel cell product manufacturers in jurisdictions where operating costs are lower.

  Commodity price fluctuations are beyond our control and may have a material adverse effect on our business, operating results, financial condition and profitability.

Commodity prices, in particular the price of platinum, affect our costs.  Platinum is a key component of our fuel cell products.  Platinum is a scarce natural resource and we are dependent upon a sufficient supply of this commodity.  While we do not anticipate significant near or long-term shortages in the supply of platinum, such shortages could adversely affect our ability to produce commercially viable fuel cell products or significantly raise our cost of producing such products.  In order to reduce the impact of platinum price fluctuations, we have entered into various hedging programs.

We are dependent upon OEMs and systems integrators to purchase certain of our products.

To be commercially useful, our fuel cell products must be integrated into products manufactured by systems integrators and OEMs.  We can offer no guarantee that systems integrators or OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our fuel cell products.  Any integration, design, manufacturing or marketing problems encountered by systems integrators or OEMs could adversely affect the market for our fuel cell products and our financial results.

We are dependent on third party suppliers for the supply of key materials and components for our products.

We have established relationships with third party suppliers, on whom we rely to provide materials and components for our products.  A supplier's failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, could harm our ability to manufacture our products.  In addition, to the extent that our product development plans rely on development of supplied materials or components, we cannot guarantee that we will be able to leverage our relationships with suppliers to support these plans.  To the extent that the processes that our suppliers use to manufacture the materials and components are proprietary, we may be unable to obtain comparable materials or components from alternative suppliers, which could adversely affect our ability to produce viable fuel cell products or significantly raise our cost of producing such products.

We currently face and will continue to face significant competition.

As fuel cell products have the potential to replace existing power products, competition for our products will come from current power technologies, from improvements to current power technologies, and from new alternative energy technologies, including other types of fuel cells.  Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers.  These manufacturers use proven and widely accepted technologies such as ICEs and batteries as well as coal, oil and nuclear powered generators.

Additionally, there are competitors working on developing technologies other than PEM fuel cells (such as other types of fuel cells and advanced batteries) in each of our targeted markets.  Some of these technologies are as capable of fulfilling existing and proposed regulatory requirements as the PEM fuel cell.

Within the PEM fuel cell market, we also have a large number of competitors.  Across the world, corporations, national laboratories and universities are actively engaged in the development and manufacture of PEM fuel cell products and components.  Each of these competitors has the potential to capture market share in each of our target markets.

Many of our competitors have substantial financial resources, customer bases, manufacturing, marketing and sales capabilities, and businesses or other resources, which give them significant competitive advantages over us.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends in large part on our ability to attract and retain key management, engineering, scientific, marketing, manufacturing and operating personnel.  As we develop additional manufacturing capabilities and expand the scope of our operations, we will require more skilled personnel.  Recruiting personnel for the fuel cell industry is highly competitive.  We may not be able to continue to attract and retain qualified executive, managerial and technical personnel needed for our business.  Our failure to attract or retain qualified personnel could have a material adverse effect on our business.

Public policy and regulatory changes could hurt the market for our products.

Changes in existing government regulations and the emergence of new regulations with respect to fuel cell products may hurt the market for our products.  Environmental laws and regulations in the United States and other countries have driven interest in fuel cells.  We cannot guarantee that these laws and policies will not change.  Changes in these laws and other laws and policies, or the failure of these laws and policies to become more widespread, could result in manufacturers abandoning their interest in fuel cell products or favouring alternative technologies.  In addition, as fuel cell products are introduced into our target markets, the United States government and other governments may impose burdensome requirements and restrictions on the use of fuel cell products that could reduce or eliminate demand for some or all of our products.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies.  If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation, or be enjoined from using such intellectual property.  We rely on patent, trade secret, trademark and copyright laws to protect our intellectual property.  However, some of our intellectual property is not covered by any patent or patent application, and the patents to which we currently have rights expire between 2012 and 2027.  Our present or future-issued patents may not protect our technological leadership, and our patent portfolio may not continue to grow at the same rate as it has in the past.  Moreover, our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent.  Accordingly, there is no assurance that: (a) any of the patents owned by us or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; or (b) any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all. In addition, effective patent, trade secret, trademark and copyright protection may be unavailable, limited or not applied for in certain countries.

We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our strategic partners and employees.  We can provide no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

Certain of our intellectual property have been licensed to us on a non-exclusive basis from third parties who may also license such intellectual property to others, including our competitors.  If necessary or desirable, we may seek further licences under the patents or other intellectual property rights of others.  However, we may not be able to obtain such licences or the terms of any offered licences may not be acceptable to us.  The failure to obtain a licence from a third party for intellectual property we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the use of such intellectual property.

We may become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights.  Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favour.

We could be liable for environmental damages resulting from our research, development or manufacturing operations.

Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage.  Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all.  Our business is subject to numerous laws and regulations that govern environmental protection and human health and safety.  These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future.  Our operations may not comply with future laws and regulations, and we may be required to make significant unanticipated capital and operating expenditures.  If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us, or to revoke or deny the issuance or renewal of operating permits, and private parties may seek damages from us.  Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

Our products use flammable fuels, which could subject our business to product liability claims.

Our business exposes us to potential product liability claims that are inherent in hydrogen and products that use hydrogen.  Hydrogen is a flammable gas and therefore a potentially dangerous product.  Any accidents involving our products or other hydrogen-based products could materially impede widespread market acceptance and demand for our fuel cell products.  Involvement in litigation could result in significant expense to us, adversely affecting the development and sales of our products, and diverting the efforts of our technical and management personnel, whether or not the litigation is resolved in our favour.  In addition, we may be held responsible for damages beyond the scope of our insurance coverage.  We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

Risks Related to our Securities

We do not currently intend to pay cash dividends.

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on the Common Shares in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of Ballard's board of directors and will depend on Ballard's financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant. Accordingly, investors will only see a return on their investment if the value of our Securities appreciates.

The market for Common Shares has been volatile in the past, and may be subject to fluctuations in the future.

The market price of the Common Shares has ranged from a high of CDN$2.45 and a low of CDN$1.10 and a high of US$2.51 and a low of US$1.07 during the twelve month period ended December 31, 2011, as quoted on the TSX and NASDAQ, respectively.  We cannot assure you that the market price of our Common Shares will not significantly fluctuate from its current level. The market price of the Common Shares may be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons. These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of the Common Shares. In the past, following periods of volatility in the market price of a company's securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on our business, operating results and financial condition.

There is no market through which the Preferred Shares, Warrants or Units may be sold.

There is no market through which the Preferred Shares, Warrants or Units may be sold. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:

●	changes in the overall market for those securities;
●	changes in Ballard's financial performance or prospects;
●	changes or perceived changes in Ballard's creditworthiness;
●	the prospects for companies in the industry generally;
●	the number of holders of those securities;
●	the interest of securities dealers in making a market for those securities; and
●	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact on our ability to raise equity funding without significant dilution to its existing shareholders, or at all.

Future sales or issuances of Securities could decrease the value of existing securities, dilute investors' voting power and reduce Ballard's earnings per share.

We may sell additional securities in subsequent offerings and may issue additional securities to finance operations, acquisitions or other projects. Ballard has a large number of authorized but unissued Shares. We cannot predict the size of future sales and issuances of securities or the effect, if any, that such future sales and issuances of securities will have on the market price of the Securities. Sales or issuances of a substantial number of securities, or the perception that such sales could occur, may adversely affect prevailing market prices for Securities. With any additional sale or issuance of Common Shares (including securities convertible into Common Shares), investors will suffer dilution of their voting power and may experience dilution in Ballard's earnings per share.

The board of directors may issue, without shareholder approval, Preferred Shares that have rights and preferences potentially superior to those of the Common Shares. Such an issuance may delay or prevent a change of control.

While there are no Preferred Shares currently outstanding, Ballard's articles allow the issuance of Preferred Shares in one or more series. Subject to the TSX, NASDAQ and any applicable regulatory approvals, the board of directors may set the rights and preferences of any series of Preferred Shares in its sole discretion without shareholder approval. The rights and preferences of those Preferred Shares may be superior to those of the Common Shares. Accordingly, the issuance of Preferred Shares may adversely affect the rights of holders of Common Shares and could have the effect of delaying or preventing a change of control, which may deprive Ballard's shareholders of a control premium that might otherwise have been realized in connection with an acquisition of Ballard.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we are governed by the Canada Business Corporations Act, that the majority of our officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of our directors and officers or enforce judgments obtained in the United States courts against us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers. There is also doubt as to whether an original action could be brought in Canada against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

If we are characterized as a passive foreign investment company, U.S. holders may be subject to adverse U.S. federal income tax consequences.

Based in part on current operations and financial projections, we do not expect to be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for our current taxable year or in the foreseeable future. However, we must make an annual determination as to whether we are a PFIC based on the types of income we earn and the types and value of our assets from time to time, all of which are subject to change. Therefore, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year. A non-U.S. corporation generally will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The market value of our assets may be determined in large part by the market price of the Common Shares, which is likely to fluctuate. In addition, the composition of our income and assets will be affected by how, and how quickly, we use any cash that we raise. If we were to be treated as a PFIC for any taxable year during which you hold Common Shares, certain adverse U.S. federal income tax consequences could apply to U.S. holders.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, we are not required to comply with all the periodic disclosure and current reporting requirements of the U.S. Exchange Act, as amended, and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the U.S. Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our Common Shares must be either directly or indirectly owned by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of the Common Shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use MJDS. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of Securities for working capital requirements or for other general corporate purposes. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

Other than as set out herein under "Prior Sales", there have been no material changes in the share capitalization of the Company since December 31, 2011.

As a result of the issuance of Securities which may be distributed under this Prospectus, the share capital of the Company may increase by up to a maximum of US$75,000,000.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of Common Shares of which 84,613,120 are issued and outstanding as at the date of this Prospectus.  There are options outstanding to purchase up to 8,167,884 Common Shares at prices ranging from $1.01 to $38.90. There are up to 2,522,991 Common Shares issuable on the redemption of outstanding restricted share units and up to 290,797 Common Shares issuable on the redemption of outstanding deferred share units. Holders of Common Shares are entitled to one vote per Common Share on all matters to be voted on by such shareholders and, subject to the rights and priorities of the holders of Preferred Shares, are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of liquidation, wind-up or dissolution, to receive our remaining property, after the satisfaction of all outstanding liabilities.

Dividend Policy

The Company has not paid any dividends to date on the Common Shares. The Company intends to retain its earnings, if any, to finance the growth and development of its business.  Accordingly, the Company does not currently expect to pay any dividends on its Common Shares in the near future.

Preferred Shares

The Company is authorized to issue an unlimited number of Preferred Shares.  As at the date of this Prospectus there are no Preferred Shares issued and outstanding. The Preferred Shares are issuable in series and the board of directors is entitled to determine the designation, preferences, rights, conditions, restrictions, limitations and prohibitions to be attached to each series of such shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with other Securities, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (a "Warrant Indenture") between us and a warrant trustee (the "Warrant Trustee") that we will name in the relevant Prospectus Supplement, if applicable.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture and the Warrant certificate.  Prospective investors should refer to the Warrant Indenture and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants. We will file a Warrant Indenture describing the terms and conditions of Warrants we are offering concurrently with the filing of the applicable Prospectus Supplement under which such Warrants are offered.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.  This description will include, where applicable:

●	the designation and aggregate number of Warrants;
●	the price at which the Warrants will be offered;
●	the currency or currencies in which the Warrants will be offered;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●
the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
●	whether the Warrants will be listed on any exchange;
●	material United States and Canadian federal income tax consequences of owning the Warrants; and
●	any other material terms or conditions of the Warrants.

Warrants will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the Warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants will be offered for sale.

  Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase Common Shares, as specified in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, and the Warrant certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any, and the Warrant certificate.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file the form of unit agreement ("Unit Agreement"), if any, between us and a unit agent ("Unit Agent") that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, concurrently with the filing of the applicable Prospectus Supplement under which such series of Units are offered.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more of Common Shares and Warrants in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	provisions of the governing Unit Agreement, if any; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under "Description of Share Capital" and "Description of Warrants" will apply to each Unit and to any Common Share or Warrant included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PRICE RANGE AND TRADING VOLUMES

The Common Shares are listed and posted for trading on the TSX under the symbol "BLD" and on the NASDAQ under the symbol "BLDP". The following table sets forth the reported price range and average daily volume of trading of the Common Shares during the 12 months preceding the date of this Prospectus.

	TSX (prices in Canadian dollars)			NASDAQ

	High	Low	Volume	High	Low	Volume
April 2011	2.35	1.96	100,006	2.42	2.05	381,384
May 2011	2.00	1.56	71,789	2.09	1.60	323,527
June 2011	1.72	1.50	45,308	1.77	1.52	258,552
July 2011	1.56	1.42	33,911	1.62	1.47	157,411
August 2011	1.47	1.24	48,064	1.55	1.24	147,419
September 2011	1.50	1.25	37,170	1.53	1.20	127,250
October 2011	1.48	1.18	31,862	1.50	1.15	114,759
November 2011	1.49	1.25	25,735	1.46	1.21	89,211
December 2011	1.31	1.10	38,809	1.28	1.07	210,652
January 2012	1.24	1.09	61,381	1.25	1.07	231,812
February 2012	1.74	1.18	83,982	1.75	1.17	353,814
March 2012	1.59	1.35	54,096	1.59	1.35	233,303

The closing price of the Common Shares on the TSX and NASDAQ on April 4, 2012 was CDN$1.39 and US$1.405, respectively.

PRIOR SALES

In the 12 months prior to the date of this Prospectus, the Company has issued the following securities:

Date of Grant/ Issuance	Price per Security ($)	Number of Securities Issued
Common Shares:
April 5, 20111	CDN$1.34	4,167
April 7, 20111	CDN$1.34	833
May 11, 20112	CDN$1.71	202,517
November 10, 20112	CDN$1.34	2,815
March 5, 20122	CDN$1.42	42,953
March 5, 20122	US$1.43	6,142
March 16, 20121	CDN$1.34	8,334
March 19, 20121	US$1.01	4,167
Options to purchase Common Shares:
September 20, 2011	CDN$1.41	15,000
December 7, 2011	CDN$1.25	190,000
February 24, 2012	CDN$1.69	688,080
February 24, 2012	US$1.68	109,424
RSUs:
September 20, 2011	CDN$1.41	670,213
September 20, 2011	$1.43	52,447
February 23, 2012	CDN$1.69	1,001,775
February 23, 2012	US$1.68	166,072

Notes:
(1) Issued on the exercise of previously granted options.
(2) Issued on the redemption of previously granted restricted share units.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 Shelf Distributions, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities.

We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters or agents, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

In compliance with the guidelines of the Financial Regulatory Authority (FINRA), the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of Securities pursuant to this Prospectus and any applicable Prospectus Supplement. If 5% or more of the net proceeds of any offering of Securities made under this Prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters or agents would be involved in the offering.

General Information

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.  Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the

Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Stikeman Elliott LLP, counsel to the Company, the following is a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") generally applicable to a holder who acquires Common Shares, Preferred Shares, or Warrants as beneficial owner pursuant to the Prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Securities as capital property, deals at arm's length with the Company, and is not affiliated with the Company (a “Holder”).

The Common Shares, Preferred Shares, and Warrants will generally be considered capital property to a Holder unless either (i) the Holder holds the Common Shares, Preferred Shares, or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder (as defined below) has acquired the Common Shares, Preferred Shares, or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is based on the current provisions of the Tax Act and the regulations thereunder (the "Regulations") in force as of the date hereof, counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") publicly available prior to the date hereof, and all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”). No assurances can be given that the Proposed Amendments will be enacted or will be enacted as proposed. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representations with respect to the income tax consequences to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in the Securities should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities, including interest, dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian dollars based on the relevant exchange rate (as determined in accordance with the Tax Act) applicable on the date the particular amount arose.

Preferred Shares

The tax consequences of acquiring, holding and disposing of Preferred Shares will generally depend on the particular terms of the Preferred Shares.  Accordingly, such consequences are only partially described in this summary but will be described in more detail in the applicable Prospectus Supplement.

Allocation of Cost

A Holder who acquires Units will be required to allocate the purchase price paid for each Unit on a reasonable basis between the Common Share and the Warrant comprising each Unit in order to determine their respective costs to such Holder for the purposes of the Tax Act.

Holders Resident in Canada

This section of the summary applies to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act (a "Resident Holder"). This section of the summary is not applicable to a Resident Holder: (i) that is a

"financial institution" within the meaning of section 142.2 of the Tax Act; (ii) that is a "specified financial institution" as defined in subsection 248(1) of the Tax Act; (iii) that reports its "Canadian tax results" within the meaning of section 261 of the Tax Act in a currency other than Canadian currency, or (iv) an interest in which is a "tax shelter investment" for the purposes of the Tax Act. Such Resident Holders should consult their own tax advisors.

A Resident Holder whose Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the Shares and every other "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.  Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.  Such election is not available in respect of Warrants.

Exercise or Expiry of Warrants

No gain or loss will be realized by a Resident Holder of a Warrant upon the exercise of such Warrant.  When a Warrant is exercised, the Resident Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Warrant to such Resident Holder, plus the amount paid on the exercise of the Warrant.  For the purpose of computing the adjusted cost base to a Resident Holder of each Common Share acquired on the exercise of a Warrant, the cost of such Common Share must be averaged with the adjusted cost base to such Resident Holder of all other Common Shares (if any) held by the Resident Holder as capital property immediately prior to the exercise of such Warrant.

Generally, the expiry of an unexercised Warrant will give rise to a capital loss equal to the adjusted cost base to the Resident Holder of such expired Warrant.

Dividends

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the Shares.  In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations.  Taxable dividends received from a taxable Canadian corporation which are designated by such corporation as "eligible dividends" will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year.

A Resident Holder that is a "private corporation" or a "subject corporation", as defined in the Tax Act, will generally be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received on the Shares to the extent such dividends are deductible in computing the Resident Holder’s taxable income for the year.

If the Preferred Shares are “taxable preferred shares” as defined in the Tax Act, the terms of such Preferred Shares may require the Company to make the election under Part VI.1 of the Tax Act so that corporate Resident Holders will not be subject to tax under Part IV.1 of the Tax Act on dividends received (or deemed to be received) on the Preferred Shares.

Capital Gains and Losses

A Resident Holder who disposes of or is deemed to have disposed of a Share or Warrant (other than a disposition arising on the exercise of a Warrant) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the Resident Holder's proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of the Share or Warrant, as applicable, immediately before the disposition or deemed disposition.

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such taxation year.  Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss realized in a particular taxation year (an "allowable capital loss") against taxable capital gains realized in the taxation year.  Allowable capital losses in excess of taxable capital gains for a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Share to the extent and under the circumstances specified in the Tax Act.  Analogous rules apply to a partnership or trust of which a corporation, partnership or trust is a member or beneficiary.

A Resident Holder that is throughout the relevant taxation year a "Canadian controlled private corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 6⅔% on its "aggregate investment income" (as defined in the Tax Act) for the year, including taxable capital gains.

Alternative Minimum Tax

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Shares or realizes a capital gain on the disposition or deemed disposition of Shares or Warrants may be liable for alternative minimum tax under the Tax Act.  Resident Holders that are individuals should consult their own tax advisors in this regard.

Holders not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold the Shares or Warrants in connection with carrying on a business in Canada ("Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere and such Holders should consult their own tax advisors.

Exercise or Expiry of Warrants

The tax consequences of the exercise and expiry of a Warrant held by a Non-Resident Holder are the same as those described above under “Holders Resident in Canada – Exercise or Expiry of Warrants”.

Disposition of Common Shares, Preferred Shares and Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Shares or Warrants, unless the Shares or Warrants constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

As long as the Common Shares are then listed on a designated stock exchange (which currently includes the TSX and the NASDAQ), the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless (a) at any time during the 60 month period immediately preceding the disposition or deemed disposition of the Common Share or Warrant (as applicable): (i) 25% or more of the issued shares of any class of the capital stock of the Company were owned by, or belonged to, one or any combination of the Non-Resident Holder and persons with whom the Non-Resident Holder did not deal at arm's length (within the meaning of the Tax Act); and (ii) more than 50% of the fair market value of a Common Share was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Common Shares or Warrants (as applicable) are otherwise deemed under the Tax Act to be taxable Canadian property.

If the Preferred Shares are not listed on a designated stock exchange, the Preferred Shares will nonetheless generally not constitute taxable Canadian property unless: (a) at any time during the 60 month period immediately preceding the disposition or deemed disposition of the Preferred Share, more than 50% of the fair market value of a Preferred Share was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada; (B) Canadian resource property (as defined in the Tax Act); (C) timber resource property (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Preferred Shares are otherwise deemed under the Tax Act to be taxable Canadian property.

If the Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such Shares or Warrants may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder.

Non-Resident Holders whose Shares or Warrants are taxable Canadian property should consult their own advisors.

Dividends

Under the Tax Act, dividends on Shares paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.  For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention (1980) and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15% of the amount of such dividend.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable tax treaty.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares.  Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

NOTICE PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A U.S. HOLDER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE CODE (AS DEFINED BELOW). THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DOCUMENT. EACH U.S. HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH U.S. HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●
a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Shares that is not a U.S. Holder.  This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Common Shares.  Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following:  (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned  (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company.  This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are:  (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.  U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners).  This summary does not address the tax consequences to any such owner.  Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes.  To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “ Sale or Other Taxable Disposition of Common Shares” below).  However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income.  Dividends received on Common Shares generally will not constitute qualified dividend income eligible for the “dividends received deduction”.

For tax years beginning before January 1, 2013, a dividend paid by the Company to a U.S. Holder who is an individual, estate or trust generally will be taxed at the preferential tax rates applicable to long-term capital gains if the Company is a “qualified foreign corporation” (“QFC”) and certain holding period and other requirements for the Common Shares are met.  The Company generally will be a QFC as defined under Section 1(h)(11) of the Code if the Company is eligible for the benefits of the Canada - U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S.  However, even if the Company satisfies one or more of these requirements, the Company will not be treated as a QFC if the Company is a PFIC for the tax year during which it pays a dividend or for the preceding tax year.  Even if the Company satisfies one or more of such requirements, as noted below, there can be no assurance that the Company will not become a PFIC.  Thus, there can be no assurance that the Company will qualify as a QFC.  See the section below under the heading “Passive Foreign Investment Company Rules” below.

If a U.S. Holder is not eligible for the preferential tax rates discussed above, a dividend paid by the Company to a U.S. Holder generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains).  The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of.  Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares.  The Company does not believe that it was a PFIC during the prior tax year, and based on current business plans and financial expectations, the Company does not believe that it will be a PFIC for the current tax year and does not expect to be a PFIC for the foreseeable future.

However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In addition, in any year in which the Company is classified as a PFIC, such holder would be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require.  U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file a IRS Form 8621.

The Company generally will be a PFIC under Section 1297 of the Code if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets.  “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.  Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in a trade or business and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.  In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a ‘‘Subsidiary PFIC’’), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year and a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Common Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares rateably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.  U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in a trade or business).  U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time).  A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt.  Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.  Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax.  Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax.  This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income.  In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.”  Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code.  However, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder.  In addition, this limitation is calculated separately with respect to specific categories of income.  The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation.  For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000.  The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity.  U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at a domestic financial institution.  Penalties for failure to file certain of these information returns are substantial.  U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S.

Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.  Backup withholding is not an additional tax.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.  Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in Canada (the "Canadian Securities Authorities").  Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada  V5J 5J8 and are also available electronically at www.sedar.com.

The following documents, which were filed by the Company with the Canadian Securities Authorities, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	our annual information form dated February 23, 2012 for the year ended December 31, 2011;

(b)
our audited consolidated statement of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010 and the related consolidated statements of comprehensive loss, changes in equity and cash flows for the years ended December 31, 2011 and December 31, 2010, together with the notes thereto, and the auditors' report thereon;

(c)	our management's discussion and analysis of financial conditions and results of operations dated February 22, 2012 for the year ended December 31, 2011; and

(d)	our management proxy circular dated April 15, 2011 in connection with the annual meeting of shareholders held on May 31, 2011.

Any documents of the type referred to above (including material change reports but excluding confidential material change reports), or other disclosure documents required to be incorporated by reference into a prospectus filed under National Instrument 44-101, which are subsequently filed by the Company with securities commissions or similar authorities in the relevant provinces or territories of Canada after the date of this Prospectus and until all of the Securities are sold shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on SEDAR at www.sedar.com.  To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC by the Company on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, we may incorporate by reference as an exhibit to the registration statement of which the Prospectus forms a part or into the Prospectus which forms a part of the registration statement, information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10:

●	the documents listed under "Documents Incorporated By Reference" in this Prospectus;
●	the consent of KPMG LLP, the Company's independent auditors;
●	the consent of Stikeman Elliott LLP, the Company's Canadian counsel; and
●	powers of attorney of the Company's directors and certain officers.

INTERESTS OF EXPERTS

As of the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, and the partners and associates of Dorsey & Whitney LLP, as a group, each beneficially own, directly or indirectly, less than 1% of our securities. None of the aforementioned persons have received or will receive a direct or indirect interest in any other property of the Company or any associate or affiliate of the Company.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent is Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1.

LEGAL MATTERS

Certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Stikeman Elliott LLP, Vancouver, British Columbia, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, Seattle, Washington, with respect to U.S. legal matters. Counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters or agents.

AUDITORS

Our financial statements as at December 31, 2011 and 2010 incorporated by reference into this Prospectus have been audited by KPMG LLP, independent auditors, as indicated in their report dated February 22, 2012 which is also incorporated by reference herein, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said  report.  KPMG  LLP  are  independent  of  us  pursuant to the  rules of professional conduct applicable to auditors in all provinces and territories of Canada and independent within the meaning of the U.S. Securities Act of 1933, as amended.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities.  This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment.  In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal adviser.

ENFORCEABILITY OF CIVIL LIABILITIES

Ballard is a corporation existing under the laws of Canada. Most of Ballard’s officers and directors and most of the experts named in this prospectus are residents outside of the United States, and a majority of their assets, and the assets of Ballard, are located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors, officers or experts under U.S. federal securities laws. Ballard has been advised by Stikeman Elliott LLP, its Canadian counsel, that a judgment of a U.S. court predicated solely upon civil liability provisions of U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. Ballard has also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Ballard has filed with the SEC, concurrently with the filing of its registration statement on Form F-10 relating to this offering, an appointment of agent for service of process on Form F-X. Under the Form F-X, Ballard appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Ballard in a U.S. court arising out of or related to or concerning this offering.

AUDITORS’ CONSENT

The Board of Directors of Ballard Power Systems Inc.

We have read the short form base shelf prospectus document dated April ●, 2012 relating to the offer and issue from time to time of any combination of common shares, preferred shares, warrants to purchase common shares and units of common shares and warrants, up to an aggregate initial offering price of US$75,000,000, of Ballard Power Systems Inc. (the “Company”). We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned prospectus of our report to the shareholders of the Company on the consolidated financial statements of the Company, which comprise the consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010, and the consolidated statements of comprehensive loss, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2011, and notes, comprising a summary of significant accounting policies and other explanatory information. Our report is dated February 22, 2012.

Chartered Accountants

April ●, 2012

Vancouver, Canada

C-1

CERTIFICATE OF THE COMPANY

Dated: April 5, 2012

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada except Quebec.

/s/ John Sheridan John Sheridan President and Chief Executive Officer	/s/ Tony Guglielmin Tony Guglielmin Chief Financial Officer

On behalf of the Board of Directors

/s/ David Smith David Smith President and Chief Executive Officer	/s/ David Sutcliffe David Sutcliffe Chief Financial Officer

C-2

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action, suit or proceeding (a “Proceeding”) in which such individual is involved by reason of such individual’s association with the Registrant or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual’s conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. Any of the individuals described in the first sentence of this paragraph is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

The Registrant is a party to an indemnity agreement with each director and officer of the Registrant providing that if such director or officer is or was involved in any threatened, pending or completed Proceeding by reason of the fact that such director or officer is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another entity, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in an official capacity while serving as a director or officer, such director or officer will be indemnified and held harmless by the Registrant to the fullest extent authorized by and in the manner set forth in the CBCA against all expense, liability and loss reasonably incurred or suffered by such director or officer in connection therewith. Under such indemnity agreements, the Registrant may indemnify any of its directors or officers in connection with a Proceeding (or part thereof) initiated by such director or officer only if such Proceeding (or part thereof) is authorized by the board of directors of the Registrant or if such Proceeding is a successful Proceeding, in whole or in part, by a director or officer for claims under an indemnity agreement.

The CBCA provides that the Registrant may purchase and maintain insurance for the benefit of any of the individuals described in the first sentence of the first paragraph of this section against any liability incurred by such individual in such individual’s capacity as a director or officer of the Registrant or as a director or officer, or similar capacity, of another entity at the Registrant’s request.

The Registrant maintains directors’ and officers’ liability insurance. The policies insure (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers and (c) the Registrant when it is directly named in a securities claim. The policies provide a maximum coverage in any one policy year of U.S. $40 million in annual claims (subject to deductibles of U.S. $200,000 to U.S. $500,000 per claim, payable by the Registrant). The premiums for the policies were not allocated between directors and officers as separate groups.

By-law No. 1 of the Registrant provides that, except as otherwise provided in the CBCA, no director or officer will be liable for:

(a)	the acts, receipts, neglects or defaults of any other person, or for joining in a receipt or act for conformity;

(b)	a loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to property acquired by, for, or on behalf of the Registrant;

(c)	the insufficiency or deficiency of a security in or upon which moneys of the Registrant are invested;

(d)	a loss or damage arising from the bankruptcy, insolvency or wrongful act of a person with whom money, security or other property of the Registrant is lodged or deposited; or

(e)	any other loss, damage, or misfortune that may arise out of the execution of the duties of a director or in relation thereto.

        Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1
Annual information form for the year ended December 31, 2011 dated February 23, 2012 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.2
Audited consolidated statements of financial position for the years ended December 31, 2011 and 2010, together with the notes thereto and the auditor’s report thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.3
Management’s discussion and analysis of financial conditions and results of operations for the year ended December 31, 2011 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.4
Management information circular dated April 15, 2011 prepared in connection with the annual meeting of shareholders held on May 31, 2011 (incorporated by reference from the Registrant’s Report on Form 6-K filed with the Commission on May 5, 2011).

5.1	Consent of KPMG, LLP
5.2	Consent of Stikeman Elliott LLP
6.1	Powers of Attorney (included on the signature page of this Registration Statement)

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.   Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.   Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 5th day of April, 2012.

BALLARD POWER SYSTEMS INC.

By:	/s/ John W. Sheridan
	Name:	John W. Sheridan
	Title:	President and Chief Executive Officer

By:	/s/ Tony Guglielmin
	Name:	Tony Guglielmin
	Title:	Vice President and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints John W. Sheridan and Tony Guglielmin, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John W. Sheridan John W. Sheridan	President, Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2012

/s/ Tony Guglielmin Tony Guglielmin	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2012

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Signature	Title	Date

/s/ Ian A. Bourne Ian A. Bourne	Chairman of the Board, Director	April 5, 2012

/s/ Edwin J. Kilroy Edwin J. Kilroy	Director	April 5, 2012

/s/ Dr. C. S. Park Dr. C. S. Park	Director	April 5, 2012

/s/ David J. Smith David J. Smith	Director	April 5, 2012

/s/ David B. Sutcliffe David B. Sutcliffe	Director	April 5, 2012

/s/ Mark A. Surwyn Mark A. Surwyn	Director	April 5, 2012

/s/ Douglas W.G. Whitehead Douglas W.G. Whitehead	Director	April 5, 2012

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, in the City of Lowell, in the state of Massachusetts, on this 5th day of April, 2012.

/s/ William Foulds
William Foulds

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EXHIBIT INDEX

Exhibit	Description

4.1
Annual information form for the year ended December 31, 2011 dated February 23, 2012 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.2
Audited consolidated statements of financial position for the years ended December 31, 2011 and 2010, together with the notes thereto and the auditor’s report thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.3
Management’s discussion and analysis of financial conditions and results of operations for the year ended December 31, 2011 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on February 23, 2012).

4.4
Management information circular dated April 15, 2011 prepared in connection with the annual meeting of shareholders held on May 31, 2011 (incorporated by reference from the Registrant’s Report on Form 6-K filed with the Commission on May 5, 2011).

5.1	Consent of KPMG, LLP
5.2	Consent of Stikeman Elliott LLP
6.1	Powers of Attorney (included on the signature page of this Registration Statement)

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